SCHEDULE G

                                SmartGrowth Funds

------------------------------------------------ ------------------------------ -----------------------------------
                                                  INSTITUTIONAL CLASS SHARES              CLASS A SHARES
------------------------------------------------ ------------------------------ -----------------------------------
SmartGrowth(R)Lipper(R)Optimal Conservative                      X                                X
Index Fund
------------------------------------------------ ------------------------------ -----------------------------------
SmartGrowth(R)Lipper(R)Optimal Moderate Index                    X                                X
Fund
------------------------------------------------ ------------------------------ -----------------------------------
SmartGrowth(R)Lipper(R)Optimal Growth Index Fund                 X                                X
------------------------------------------------ ------------------------------ -----------------------------------